SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2005

POINT THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

125 SUMMER STREET, BOSTON, MASSACHUSETTS 02110

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 933-2130

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                                 Other Events

Point Therapeutics, Inc. announced today that it has priced a registered direct offering for the sale of 3,650,000 shares of its common stock at a price of $4.50 per share to primarily institutional investors. SG Cowen & Co. LLC acted as lead agent and sole book manager and RBC Capital Markets served as the co-agent for the offering. We expect the transaction to close on Friday, March 4, 2005, subject to the satisfaction of customary closing conditions. The offered shares are registered pursuant to Point’s $50 million shelf registration statement (File No. 333-121393) that was declared effective by the Securities and Exchange Commission on January 12, 2005.

Item 9.01.                                              Financial Statements and Exhibits.

(c) Exhibits.

99.1	Placement Agent Agreement, dated February 28, 2005.

99.2	Press Release, dated March 1, 2005.

99.3	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT THERAPEUTICS, INC.

March 2, 2005	By:	/s/ Donald R. Kiepert, Jr.
Name: Donald R. Kiepert, Jr.
Title: President, Chief Executive Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description

99.1	Placement Agent Agreement, dated February 28, 2005.

99.2	Press Release, dated March 1, 2005.

99.3	Risk Factors.